SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                -------------------


                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: June 22, 1998


                   CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
                 (Exact name of registrant as specified in charter)



                   New York        1-1217       13-5009340
                  (State of      Commission    (I.R.S. Employer
                 Incorporation) File Number) Identification No.)



                       4 Irving Place, New York, NY 10003
                    (Address of principal executive offices)


                   Registrant's telephone number: (212) 460-4600

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS


      On June 22, 1998, the Company entered into an underwriting agreement with Salomon Brothers Inc for the sale of $100 million aggregate principal amount of the Company's 6.15% Debentures, Series 1998 C (the "1998 C Debentures").
The 1998 C Debentures were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 333-45745, declared effective
February 11, 1998) relating to $540 million aggregate principal amount of unsecured debt securities of the Company, of which $40 million has been carried over from Registration Statement No. 333-39603. Copies of the underwriting agreement and the definitive form of the 1998 C Debentures are filed as exhibits to this report.

      It is expected that the net proceeds to be received by the Company from the sale of the 1998 C Debentures, along with other funds of the Company, will be applied to redeem the $100,000,000 aggregate principal amount of 7 3/8% Electric Facilities Revenue Bonds, Series 1989 B (due July 1, 2024) that the Company issued through New York State Energy Research and Development Authority.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

      See  Index to Exhibits.

                                    SIGNATURE





      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONSOLIDATED EDISON COMPANY
                                OF NEW YORK, INC.



                                    By   Robert P. Stelben
                                           Vice President and Treasurer



DATE:  June 22, 1998

                                Index to Exhibits

                                                      Sequential Page
                                                      Number at which
Exhibit                 Description                   Exhibit Begins

   1              Underwriting Agreement relating
                  to 1998 C Debentures.

   4              Form of Series 1998 C Debenture.